                                                                    EXHIBIT 10.3

EMPLOYMENT AGREEMENT

1. EMPLOYMENT AGREEMENT, effective as of 21 December, 2005 (the "Start Date") between Implantable Vision, Inc, a Utah Corporation (the "COMPANY") residing at 25730 Lorain Rd., North Olmsted, OH 44070 and Dr. Alexander Philip Hatsis, an individual residing at 33 Park Lane Place, Massapequa, NY 11758 (the "EMPLOYEE"), hereby defines the terms under which the EMPLOYEE shall provide his business management services on behalf of COMPANY.

2. BACKGROUND. The COMPANY currently is developing its proprietary business model to commercialize phakic refractive lenses and other ophthalmic products and/or services. The COMPANY acknowledges the need to establish a qualified team, with expertise including but not limited to project management, sales, clinical, marketing and business planning and implementation. The EMPLOYEE also acknowledges that the COMPANY is in its early stages and from time to time may be asked and/or required to perform services outside of its designated roles. The COMPANY hereby believes that the EMPLOYEE meets its criteria.

3. DUTIES AND RESPONSIBILITIES. During the term of this Agreement, EMPLOYEE shall serve as the Chief Medical Officer of the COMPANY reporting directly to the Chief Executive Officer or the President of the COMPANY, and he shall perform such duties, and have such powers, authority, functions, duties and responsibilities for the COMPANY as are reasonably assigned to him by the Chief Executive Officer, the President and/or the Board of Directors of the COMPANY and as are consistent with the duties, responsibilities, and activities of a Chief Medical Officer of the COMPANY. To the extent that the COMPANY becomes a division or subsidiary of another entity, EMPLOYEE shall report directly to, and have such powers, authority, functions, duties and responsibilities as are reasonably assigned to him by, the Chief Executive Officer, President or comparable officer of such division or subsidiary.

4. TERM OF THE AGREEMENT. The Term of this Agreement shall be three (3) years from the Start Date.

5. CASH COMPENSATION. EMPLOYEE shall initially earn cash fees at the rate of one hundred thousand dollars ($100,000.00) per year. Compensation will be paid on the 1st and 15th of each month.

     5.1. EXPENSES. COMPANY will pay or reimburse EMPLOYEE for business expenses for travel, lodging and meals which EMPLOYEE incurs in performing services hereunder and which (i) COMPANY authorizes in writing prior to the time such expenses are incurred or (ii) if not so authorized in writing, COMPANY, in its sole discretion, determines to be reasonable under the circumstances. COMPANY will pay or reimburse EMPLOYEE for all such expenses promptly (within 30 days) after EMPLOYEE furnishes COMPANY with receipts or other evidence showing the amount of each such expense.

     5.2. CONVERSION TO EQUITY. At any time, EMPLOYEE can request to receive Compensation in common stock of COMPANY with COMPANY's written approval. Compensation will be paid according a warrant package currently offered by COMPANY and must be stated by an amendment to this Agreement or by a separate written agreement between COMPANY and EMPLOYEE.

     5.3. INSURANCE. The EMPLOYEE agrees that the COMPANY may at any time and for the COMPANY's own benefit, apply for and take out life, health, accident, and/or other insurance covering the EMPLOYEE either independently or together with others in any amount which the COMPANY deems to be in its best interests and the COMPANY may maintain any existing insurance policies on the life of the EMPLOYEE owned by the COMPANY. The COMPANY shall own all rights in any such insurance policies and in the cash values and proceeds thereof

IVI Employment Agreement                                             Page 2 of 7


          and, except as otherwise provided, the EMPLOYEE shall not have any right, title or interest therein. The EMPLOYEE agrees to assist the COMPANY at the COMPANY's expense in obtaining any such insurance by, among other things, submitting to the customary examinations and correctly preparing, signing and delivering such applications and other documents as may be required by insurers.

     5.4. TAX WITHHOLDING. The COMPANY may withhold from any amounts payable under this Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

6. CONFIDENTIALITY; INVENTIONS. The EMPLOYEE shall respect and agrees not to use in any way for his benefit or the benefit of others, except as directed by the COMPANY, confidential and proprietary information relating to the technologies, strategies and business practices and information of the COMPANY and/or its affiliates, which has commercial value to the COMPANY and/or its affiliates and which the COMPANY and/or its affiliates treats as confidential ("Confidential Information"). By way of illustration, but not limitation, Confidential Information includes (a) all ideas, discoveries, inventions, improvements, trade secrets, formulas, know-how, works of authorship or other intellectual property,
(b) all inventions and other material produced or compiled by the COMPANY in performing services under this agreement, (c) information labeled "Confidential" or "Proprietary" or similarly identified by the COMPANY as confidential, (d) information regarding plans for research, development, new products, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, (e) information concerning supplies, vendors and customers, including without limitation, past, present and prospective customer lists, and (f) information regarding the skills and compensation of employees of the COMPANY. Confidential Information shall not include any information that (i) is or becomes generally known or available to the public through no fault of you or your representatives, agents or affiliates, (ii) is known and reduced to tangible form by you prior to the time it is disclosed to you, (iii) is legally acquired from a third party who has the right to disclose the information.

EMPLOYEE acknowledges the confidential and proprietary character of the Confidential Information and agrees not to use, reproduce or disclose in any form all or any part of the Confidential Information without the prior written consent of the COMPANY in each instance, except as may be required in the ordinary course of performing services under this agreement, or as may be compelled by legal process. Upon termination of this agreement for any reason, including expiration of the term, the EMPLOYEE agrees to cease using and return to the COMPANY all whole or partial copies and derivatives of the Confidential Information (including without limitation material compiled by you pursuant to this agreement), whether in your possession or under your direct or indirect control, if requested in writing within thirty (30) days of the EMPLOYEE's date of termination from the COMPANY.

EMPLOYEE confirms that all confidential information is and shall remain the exclusive property of the COMPANY. All memoranda, notes, reports, software, sketches, photographs, drawings, plans, business records, papers or other documents or computer-stored or disk-stored information kept or made by EMPLOYEE relating to the business of the COMPANY shall be and will remain the sole and exclusive property of the COMPANY and shall be promptly delivered and returned to the COMPANY immediately upon the termination of his employment with the COMPANY.

EMPLOYEE shall make full and prompt disclosure to the COMPANY of all inventions, improvements, ideas, concepts, discoveries, methods, developments, software and works of authorship, whether or not copyrightable, trademarkable or licensable, which are created, made, conceived or reduced to practice by EMPLOYEE for the COMPANY during his services with the COMPANY, whether or not during normal working

IVI Employment Agreement                                             Page 3 of 7


hours or on the premises of the COMPANY (the "Developments"). All Developments shall be the sole property of the COMPANY, and EMPLOYEE hereby assigns to the COMPANY, without further compensation, all of his rights, title and interests in and to the Developments and any and all related patents, patent applications, copyrights, copyright applications, trademarks and tradenames in the United States and elsewhere.

EMPLOYEE shall assist the COMPANY in obtaining, maintaining and enforcing patent, copyright and other forms of legal protection for intellectual property in any country. Upon the request of the COMPANY, EMPLOYEE shall sign all applications, assignments, instruments and papers and perform all acts necessary or desired by the COMPANY in order to protect its rights and interests in any Developments.

This Section shall survive the termination of this agreement for any reason, including but not limited to expiration of the term of this agreement.

7. RESTRICTION ON COMPETITION. The EMPLOYEE shall not, without the prior written consent of the COMPANY, directly or indirectly, for himself or for any other person, whether as a proprietor, partner, EMPLOYEE, agent, consultant, director, officer, shareholder or participant in any business entity other than the COMPANY, engage in the business of developing, marketing or distributing products that in any way infringe on claims made in issued or pending patents from the COMPANY anywhere in the world during the term of this Agreement and for two (2) year following the termination of this Agreement.

8. TERMINATION TERMS. The COMPANY may terminative this Agreement at any time for any reason upon payment to the EMPLOYEE of any outstanding accrued amounts owed the EMPLOYEE.

9. SUCCESSORS. This Agreement is personal to the EMPLOYEE and, without the prior written consent of the COMPANY, shall not be assignable by the EMPLOYEE otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the EMPLOYEE's legal representatives.

This Agreement shall inure to the benefit of and be binding upon the COMPANY and its successors. The COMPANY shall require any successor to all or substantially all of the business and/or assets of the COMPANY, whether direct or indirect, by purchase, merger, consolidation, acquisition of stock, or otherwise, expressly to assume and agree to perform this Agreement in the same manner and to the same extent as the COMPANY would be required to perform if no such succession had taken place.

10. REPRESENTATIONS AND WARRANTIES. EMPLOYEE represents and warrants to COMPANY that EMPLOYEE:

     10.1. has responded accurately and honestly to requests for professional background and credentials;

     10.2. has made no misrepresentations, whether express or by omission, of material fact regarding your professional history or credentials; and

     10.3. shall immediately notify the COMPANY if there is any material change in the status of representations made to the COMPANY.

     10.4. acknowledges that the COMPANY has relied on the accuracy of the foregoing representations, warranties and acknowledgements in entering into this agreement.

     10.5. agrees to perform all services in accordance with the policies, procedures and rules established by the COMPANY and will comply with all laws, rules and regulations that are generally applicable to the COMPANY or its subsidiaries and their respective employees, directors and officers.

IVI Employment Agreement                                             Page 4 of 7


     10.6. will devote his best efforts to the performance of his duties and responsibilities on behalf of the COMPANY. Best Efforts need to be determined by the Management Board procedures. This agreement does not preclude EMPLOYEE from working for a company on other products deemed not to be in competition with the products or technology offered by COMPANY.

     10.7. agrees to provide COMPANY with reasonable notice of any new company and/or product with which he is working and with information regarding any potential conflicts during the term of this Agreement.

     10.8. agrees not to support (by way of investment or otherwise) any activity that may be competitive with the business of the COMPANY as it is defined at the signing of this agreement or similarly pose a conflict of interest with that business.

     10.9. has full power and lawful authority to perform under this Agreement on the terms and conditions herein set forth.

11. GENERAL PROVISIONS.

     11.1. This Agreement, combined with the Attachments, constitutes the full understanding between the parties with reference to the subject matter hereof, and no statements or agreements by or between the parties, whether orally or in writing, except as provided for elsewhere in this
          Section 9, made prior to or at the signing hereof, shall vary or modify the written terms of this Agreement. Neither party shall claim any amendment, modification, or release from any provisions of this Agreement by mutual agreement, acknowledgment, or otherwise, unless such mutual agreement is in writing, signed by the other party, and specifically states that it is an amendment to this Agreement. The terms of the recitals set forth above are incorporated by reference and made a part of this Agreement.

     11.2. This Agreement, and the rights of the parties under this Agreement, may not be sold, assigned or otherwise transferred without the prior written consent of the other parties, said approval not to be unreasonably withheld. This Agreement is binding upon the parties' heirs, successors and assigns. The duties and obligations of the EMPLOYEE under this letter, being personal, may not be delegated or assigned.

     11.3. This Agreement shall be construed and enforced in accordance with the laws of the State of Ohio. The parties hereby consent to the exclusive personal jurisdiction and venue of the federal courts located in Cleveland, Ohio and the state courts located in such District for any proceeding, claims or disputes arising out of or in connection with this agreement, and further consent that any process, notice of motion or other application to the court or a judge thereof may be served outside of the State of Ohio as permitted under the laws of the State of Ohio.

     11.4. In the unlikely event of a dispute between the COMPANY and the EMPLOYEE resulting from the relationship with the COMPANY defined by this Agreement or from the termination of this Agreement by the COMPANY (other than matters involving the disclosure of any confidential information or breach of any agreements for which the COMPANY may seek and obtain injunctive relief), the parties each agree to submit the dispute to final and binding arbitration in Cleveland, Ohio in accordance with the then-applicable rules for the resolution of employment disputes, as the exclusive remedy for such controversy, claim or dispute. This means that there will be no court or jury trial of disputes between us concerning the business relationship defined by this Agreement or the termination of this Agreement by the COMPANY.

IVI Employment Agreement                                             Page 5 of 7


     11.5. All notices or other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or sent by fax or email, with date and time of transmittal recorded therein, or by registered or certified mail, postage prepaid or via national or international courier, addressed as to the party entitled to notice at the address set forth on the books and record of the COMPANY, or such other address as is subsequently provided from such party to the other party.

     11.6. If any provision of this Agreement is unenforceable or illegal by any court of competent jurisdiction or an arbitrator, the remainder of the Agreement shall remain in full force and effect. If any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, such provision shall be construed by limiting and reducing it so as to be enforceable to the extent compatible with the applicable law.

     11.7. This Agreement may be executed in two or more counterparts, each of which, whether photocopy, facsimile or ink, shall be deemed an original, but all of which together shall constitute one instrument. No modification or amendment of this Agreement will be effective unless it is in writing and signed by both the COMPANY and the EMPLOYEE.

     11.8. No delay or failure of any party to exercise any right under this Agreement shall waive such right.

     11.9. The COMPANY and EMPLOYEE agree that facsimile transmissions, including this Agreement, directed to the other parties and exhibiting the time of the sending, shall be deemed to the original, binding, and an enforceable agreement, contract or document.

IVI Employment Agreement                                             Page 6 of 7


Contact addresses and phone numbers are:

     COMPANY:

                 Implantable Vision, Inc.
                 25730 Lorain Road
                 North Olmsted, OH 44070
                 Phone: 1.440.777.0888
                 Fax: 1.440.777.2682

     EMPLOYEE:

                 Alexander Philip Hatsis
                 33 Park Lane Place
                 Massapequa, NY 11758
                 Phone: (516) 763-4106
                 Fax: (516) 763-5216

                 or to such other address as the addressee shall have designated by notice to the other party given in accordance with this Section. Any notice or other communication shall be deemed to have been duly given if personally delivered or mailed via registered or certified mail, postage prepaid return receipt requested.

IVI Employment Agreement                                             Page 7 of 7


     In Witness Whereof, the parties have duly executed this Agreement as of the date of latest signature below to be effective December 21, 2005.

FOR: COMPANY


By: /S/ George W. Rozakis
    ----------------------------------
    George W. Rozakis
    President
    Implantable Vision, Inc.

    Date of Signature:
                       ---------------


FOR: EMPLOYEE


By: /S/ Alexander Philip Hatsis
    ----------------------------------
    Alexander Philip Hatsis

    Date of Signature:
                       ---------------